Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-254261) of Chembio Diagnostics, Inc.,

2.	Registration Statement (Form S-8 No. 333-151785) pertaining to the 2008 Stock Incentive Plan of Chembio Diagnostics, Inc.,

3.	Registration Statement (Form S-8 No. 333-203633) pertaining to the 2014 Stock Incentive Plan and an employment agreement of Chembio Diagnostics, Inc.,

4.	Registration Statement (Form S-8 No. 333-254240) pertaining to the 2019 Omnibus Incentive Plan and an employment agreement of Chembio Diagnostics, Inc., and

5.	Registration Statement (Form S-8 No. 333-262199) pertaining to an employment agreement of Chembio Diagnostics, Inc.;

of our report dated March 3, 2022, with respect to the consolidated financial statements of Chembio Diagnostics, Inc, included in this Annual Report (Form 10-K) of Chembio Diagnostics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young, LLP

Jericho, New York
March 3, 2022